Exhibit 10.3

contribution AND SUBSCRIPTION AGREEMENT

THIS CONTRIBUTION AND SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of this 24th day of January, 2018 by and between Lung Therapeutics, Inc., a Texas corporation (the “Contributor”), and TFF Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

RECITALS

A.           The Company desires to acquire certain assets of the Contributor related to its Thin Film Freezing (TFF) process (collectively, the “TFF Assets”).

B.           Subject to the terms and conditions of this Agreement, the Contributor desires to contribute the TFF Assets to the Company in exchange for 4,000,000 shares (the “Shares”) of the common stock of the Company, $0.001 par value per share (the “Common Stock”).

NOW, THEREFORE, in consideration of the mutual premises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

SECTION 1:      Contribution and Subscription. On the terms and subject to the conditions set forth in this Agreement, the Contributor hereby agrees to contribute, transfer, assign and deliver to the Company, and the Company hereby accepts the contribution, transfer and assignment from the Contributor, the TFF Assets described below in exchange for the Company’s issuance of the Shares to the Contributor.

(a)        TFF Asset Contribution. The Contributor hereby contributes, transfers, assigns, conveys and delivers to the Company, free and clear of all liens, claims, security interests or other encumbrances, the TFF Assets, as more specifically described below:

(1)	The Patent License Agreement No. PM1504101, dated as of July 8, 2015, by and between the Contributor and The University of Texas at Austin (the “PLA”), it being understood that the Company will be responsible for any payments required by The University of Texas at Austin with respect to an assignment of the PLA;

(2)	The Master Services Agreement, dated as of August 31, 2015, by and between the Contributor and Hovione Inter Limited, a Swiss company (the “MSA”);

(3)	All intellectual property and intellectual property rights that are owned or controlled by the Contributor that are or were used in, necessary for the conduct of, or related to, the PLA or the MSA, together with the goodwill associated with the PLA and the MSA;

(4)	All sponsored research and associated reports, data, materials, books and records relating to the PLA or the MSA;

(5)	All books, records, files, data, customer lists, customer records, research and development reports and advertising and promotional materials that relate to the PLA and the MSA; and

(6)	The equipment specified on Appendix A attached hereto.

(b)        Excluded Assets. Except for the TFF Assets, the Company shall not acquire, and the Contributor shall retain, all remaining assets of the Contributor.

(c)        Assumed Liabilities. The Company agrees to assume and be responsible for all liabilities and obligations arising on or after the date hereof associated with the Company’s use, ownership or operation of the TFF Assets (the “Assumed Liabilities”).

(d)        Excluded Liabilities. Other than the Assumed Liabilities, the Company shall not assume any liabilities or obligations of the Contributor of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.

SECTION 2:      Representations and Warranties. The Parties each have the requisite power and authority to, and have each obtained all necessary corporate approvals, as applicable, to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby.

SECTION 3:      Assignment. This Agreement shall constitute the “General Assignment” of the assets and rights contributed hereunder, and the Contributor hereby transfers, grants, and assigns to the Company the Contributor’s entire right, title, and interest in and to the TTF Assets.

SECTION 4:       Lock-Up.

(a)         General. The Contributor agrees that, during the period beginning on and including the close of an initial public offering of the Common Stock (“Effective Date”) through and including the twelve-month anniversary of the Effective Date (the “Lock-Up Period”), the Contributor, or any affiliated party of the Contributor, will not, without the prior written consent of the Company, directly or indirectly:

(1)	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the Founder has or hereafter acquires the power of disposition, or

(2)	enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock, whether any transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock, other securities, in cash or otherwise.

2

(b)        Limited Exception. Notwithstanding the provisions set forth in Section 4(a), the Contributor may, without the prior written consent of the Company, transfer any shares of Common Stock acquired in an open market purchase following the Effective Date.

SECTION 5:       Tax Treatment of Contribution. The Parties hereto acknowledge that the Contributor’s transfer of the TFF Assets to the Company and the Company’s issuance of the Shares to the Contributor will close concurrent with those transactions under that certain Securities Purchase Agreement (the “Purchase Agreement”) to be entered into by and among the Company and certain investors, all of which shall constitute a single integrated plan intended to qualify as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended. The Parties further agree that each of them will report all such transactions in a manner consistent with such qualification.

SECTION 6:       Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Greenberg Traurig, LLP, 3161 Michelson Drive, Suite 1000, Irvine, California 92612, commencing concurrently with the Initial Closing (as defined in the Purchase Agreement).

SECTION 7:       Further Assurances. Each party shall perform such acts, execute and deliver such instruments and documents, and do all such things as reasonably necessary to accomplish the transactions contemplated in this Agreement and/or otherwise give effect to this Agreement, including but not limited to any consents or assignments required to assign the PLA.

SECTION 8:	Miscellaneous.

(a)          Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision hereof shall be effective against the parties unless such modification, amendment or waiver is approved in writing by each party against whom such modification, agreement or waiver is to apply. The failure of any party to enforce any provision of this Agreement or under any agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement.

(b)          Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

(c)          Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

(d)          Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, by all such counterparts taken together will constitute one and the same Agreement.

(e)          Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

3

(f)           Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(g)          Governing Law. All issues concerning the enforceability, validity and binding effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

*      *      *

4

IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement on the date and year first above written:

LUNG THERAPEUTICS, INC.,
a Texas corporation

By:	/s/ Brian Windsor
Name: Brian Windsor
Title: Chief Executive Officer

TFF PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Robert S. Mills
Name: Robert S. Mills, Jr.
Title: Chief Executive Officer

Appendix A

One (1) Freezer Cylinder Apparatus and Cage

One (1) AdVantage Pro lyophilizer